SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported):  August 12, 2008

FOCUS ENHANCEMENTS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	1-11860	04-3144936
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1370 Dell Ave., Campbell, CA95008

(Address of principal executive offices)              (Zip Code)

Registrant's telephone number, including area code: (408) 866-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition

On August 14, 2008, Focus Enhancements, Inc. issued a press release discussing its results of operations for the three and six months ended June 30, 2008. This press release is attached hereto as Exhibit 99.1 and is being furnished under Item 2.02 of this Form 8-K.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On August 12, 2008, the Company received a notice from the NASDAQ Staff indicating the company did not regain compliance with the minimum bid price requirement for continued listing set forth in NASDAQ Marketplace Rule 4310(c)(4) during the compliance period provided under NASDAQ rules, and instructed the Company to present its views with respect to this deficiency at the hearing before a NASDAQ Listing Qualifications Panel scheduled on September 4, 2008.

A copy of the press release announcing such notice is included as Exhibit 99.1 hereto.

Item 7.01.	Regulation FD Disclosure

On August 14, 2008, Focus Enhancements, Inc. issued a press release discussing, among other things, 2008 financial guidance. The information related to our expected future performance in this press release attached hereto as Exhibit 99.1 is being furnished under Item 7.01 of this Form 8-K and is not deemed filed for purposes of Section 18 of the Exchange Act.

Item 9.01.	Financial Statements and Exhibits

(c)	Exhibits

99.1	Focus Enhancements, Inc. earnings press release for the quarter ended June 30, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOCUS ENHANCEMENTS, INC.

Date:  August 14, 2008                                                                        By:              /s/ Gary Williams
Name:            Gary Williams
Title:              Exec. VP of Finance and CFO